Exhibit 16.1
June 27, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 27, 2002 of Glacier Water Services, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,

/s/    ARTHUR ANDERSEN LLP

Copy to:	W. David Walters, Glacier Water Services, Inc.
Senior Vice President,
Chief Financial Officer, and Secretary